UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2008

Hill-Rom Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 12, 2008, the Board of Directors of Hill-Rom Holdings, Inc. (the "Company") approved a management-recommended plan to streamline the organization by eliminating up to 160 professional, salaried and non-exempt employee positions worldwide, representing fewer than 3% of the Company's total workforce. The Company is making these changes in order to improve its efficiency and to help offset inflationary pressures. Affected employees are being offered severance and other enhanced benefits, but may also apply for any open positions within the Company.

As a result of this plan, the Company estimates incurring total pre-tax charges in the range of $5 to $7 million in the fourth quarter of fiscal 2008, depending in part on the number of affected employees that are capable of filling open positions within the Company and the finalization of severance and benefit amounts due in the various jurisdictions in which the Company operates. The Company anticipates that the implementation of the plan will be substantially completed by September 30, 2008, and that all of the charges will result in cash expenditures that will be completed by the end of fiscal 2009.

The Company issued a press release on August 15, 2008 announcing approval of the plan, a copy of which is filed as Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99 Press release dated August 15, 2008 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill-Rom Holdings, Inc.

August 15, 2008	By:	/S/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Holdings, Inc.

August 15, 2008	By:	/S/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99	Press release dated August 15, 2008 issued by the Company.